UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
Date of Report (Date of earliest event reported): February 13, 2007
MEDCATH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-33009	56-2248952
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)
10720 Sikes Place
Charlotte, North Carolina 28277
(Address of principal executive offices, including zip code)
(704) 708-6600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 8.01 Other Event.
     On February 13, 2007 MedCath Corporation (MedCath or the Company) announced that the Company has entered into a letter of intent which, subject to the fulfillment of certain conditions, will result in a local group of physicians acquiring MedCath’s interest in the Heart Hospital of Lafayette. The group of physicians currently owns 49.0% of the heart hospital. Completion of the transaction is subject to the execution of a definitive agreement and satisfaction of certain closing conditions, including securing of financing by the buyer, which are expected to be completed in 90 days.
A copy of the press release is included as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
Exhibit 99.1     Press Release dated February 13, 2007.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCATH CORPORATION

Date: February 14, 2007	By:	/s/James E. Harris

James E. Harris Executive Vice President and Chief Financial Officer